UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 12, 2007

Heritage Oaks Bancorp
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-05020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

545 12th Street, Paso Robles CA	93446
(Address of Principal Executive Offices)	(Zip Code)

(805) 239-5200
(Registrant’s Telephone Number, Including Area Code)

_____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 29, 2007, Heritage Oaks Bancorp (the “Company”) and Business First National Bank (“Business First”) entered into an Agreement to Merge and Plan of Reorganization (the “Agreement”), under which Business First would be merged with and into Heritage Oaks Bank, the wholly owned subsidiary of the Company, with Heritage Oaks Bank as the surviving company.

Pursuant to the terms of the Agreement, the merger was completed as of the close of business on October 12, 2007, and Business First merged with and into the Heritage Oaks Bank, with Heritage Oaks Bank being the surviving entity.

The transaction is valued at $19.5 million, including the grant of substitute options for Business First stock. Business First shareholders received $3.44 per share in cash and 0.5758 shares of Company common stock for each share of Business First common stock they owned. Based on the average closing price of Company common stock over the 15 trading days ending 5 days before the closing of the merger, Business First shareholders received total consideration of $12.98 per share. Accordingly, the Company is paying $5.1 million in cash and issuing 850,326 shares of the Company’s common stock in exchange for all outstanding Business First shares. Cash will be paid in lieu of any fractional shares of the Company’s common stock in an amount based on a price of $12.98 per share of the Company’s common stock.

There were no material relationships between Business First, its officers, shareholders or employees and the Company and subsidiaries, its officers, shareholders or employees, other than in respect to the transaction.

Section 5 – Corporate Governance and Management.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of the close of business on October 12, 2007, the Board of Directors of the Company, and its subsidiary Heritage Oaks Bank, elected Michael Behrman, M.D., and Michael Pfau to the boards of the Company and Heritage Oaks Bank.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements required by this item are incorporated by reference and are included in the Company’s S-4 Registration Statement, originally filed on August 16, 2007, as amended on September 7, 2007, registration number 333-145511.

(b)  Pro forma financial information required by this item are incorporated by reference and are included in the Company’s S-4 Registration Statement, originally filed on August 16, 2007, as amended on September 7, 2007, registration number 333-145511.

(c) Not applicable.

(d) Exhibits.

2
Agreement to Merge and Plan of Reorganization, dated May 29, 2007 (incorporated by reference from Heritage Oaks Bancorp’s Registration Statement on Form S-4 No. 333-145511, previously filed with the SEC).

23.1	Consent of Vavrinek, Trine, Day & Co., LLP

99.1	Press Release dated October 12, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2007

Heritage Oaks Bancorp

By:	/s/ Lawrence P. Ward
Lawrence P. Ward
Chief Executive Officer (Principal Executive Officer)

Exhibit Index:

23.1	Consent of Vavrinek, Trine, Day & Co., LLP

99.1	Press Release dated October 12, 2007